Exhibit 5.1

April 15, 2026

GeoVax Labs, Inc.
1955 Lake Park Dr. Suite 300
Smyrna, Georgia 30080

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as securities counsel to GeoVax Labs, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”), and the related prospectus contained therein (the “Prospectus”), which relates to the resale of up to 1,269,316 shares (the “March 2026 Warrant Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), issuable upon the exercise of those certain common stock purchase warrants (the “March 2026 Warrants”) issued to certain institutional investors in connection with the warrant exercise inducement which occurred on March 31, 2026. This opinion is delivered to you pursuant to Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the March 2026 Warrant Shares.

We have examined the Registration Statement and Prospectus that forms a part thereof related to the resale of the March 2026 Warrant Shares. We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the March 2026 Warrants, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that the March 2026 Warrants constitute enforceable obligations of the parties thereto other than the Company; (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company; (e) the Company will satisfy its obligation to pay all taxes and fees as required by the State of Delaware including but not limited to any outstanding franchise taxes due, and (f) that that the Company will continue to be incorporated and in good standing under the General Corporation Law of the State of Delaware (the “DGCL”).

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that the March 2026 Warrant Shares, when issued and delivered against payment therefor upon the exercise of the March 2026 Warrants in accordance with their terms, the shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the DGCL and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution, as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

GeoVax Labs, Inc.

April 15, 2026

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the March 2026 Warrant Shares offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

Womble Bond Dickinson (US) LLP